NEWS RELEASE November 11, 2026 FOR IMMEDIATE RELEASE Contact: Randall M. Chesler, CEO (406) 751-4722 Ron J. Copher, CFO (406) 751-7706 GLACIER BANCORP, INC. DECLARES QUARTERLY DIVIDEND; REPORTS TIMING OF 2027 QUARTERLY DIVIDENDS KALISPELL, MONTANA - Glacier Bancorp, Inc.'s (NYSE: GBCI) Board of Directors, at a meeting held on November 11, 2026, declared a quarterly dividend of $0.35 per share. The Company has declared 167 consecutive quarterly dividends and has increased the dividend 50 times. The dividend is payable on December 17, 2026, to owners of record on December 8, 2026. Going forward, Glacier’s Board expects to consider and declare its regular quarterly dividends in January, April, July and October of each year, beginning in January 2027, in order to coincide with the release of Glacier's quarterly financial results. About Glacier Bancorp, Inc. Glacier Bancorp, Inc. is the parent company for Glacier Bank and its bank divisions: Altabank (American Fork, UT), Bank of the San Juans (Durango, CO), Citizens Community Bank (Pocatello, ID), Collegiate Peaks Bank (Buena Vista, CO), First Bank of Montana (Lewistown, MT), First Bank of Wyoming (Powell, WY), First Community Bank Utah (Layton, UT), First Security Bank (Bozeman, MT), First Security Bank of Missoula (Missoula, MT), First State Bank (Wheatland, WY), Glacier Bank (Kalispell, MT), Guaranty Bank & Trust (Mount Pleasant, TX), Heritage Bank of Nevada (Reno, NV), Mountain West Bank (Coeur d’Alene, ID), The Foothills Bank (Yuma, AZ), Valley Bank (Helena, MT), Western Security Bank (Billings, MT), and Wheatland Bank (Spokane, WA). Forward-Looking Statements This release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as “estimate,” “anticipate,” “expect,” “will,” and similar references to future periods. Such statements are based on management’s current expectations about the Company's business. These statements are not guarantees of future performance and involve various risks, uncertainties and assumptions that are difficult to predict. Actual results could vary materially from those contained in forward-looking statements due to many factors, including, without limitation, market and other conditions and other factors described in Glacier’s filings with the Securities and Exchange Commission (the “SEC”) from time to time. Readers are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date on which they are made and reflect management's current expectations and beliefs. The Company undertakes no obligation to publicly revise or update forward-looking statements. For more information, see the risk factors described in the Company's Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other filings with the SEC.